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                                                                Exhibit 4.20


                       AMENDMENT NO. 1 TO LOAN DOCUMENTS;
                    ASSUMPTION AGREEMENT; AND PARTIAL RELEASE

                  THIS AMENDMENT NO. 1 TO LOAN DOCUMENTS; ASSUMPTION AGREEMENT; AND PARTIAL RELEASE ("Amendment") is made and entered into as of April 30, 1991 by and among EMC HOLDINGS, INC., a Delaware corporation ("Holdings"), EDUCATION MANAGEMENT CORPORATION, a Pennsylvania corporation ("EMC"), THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY ("NML") and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA ("AIG").

                                   WITNESSETH:

                  WHEREAS, Holdings, NML and AIG are parties to that certain Note and Warrant Purchase Agreement dated as of October 25, 1989 (the "Agreement"); and

                  WHEREAS, Holdings, through its representatives, has informed NML and AIG of the proposed merger of Holdings with and into EMC, with EMC being the surviving corporation (the "Merger"); and

                  WHEREAS, Holdings, and EMC have requested that NML and AIG (i) acknowledge the Merger upon the condition that EMC expressly assumes all of Holdings' obligations under the Agreement, the Notes, the Warrants and the Pledge Agreements (collectively, the "Loan Documents"); (ii) amend certain provisions of the Loan Documents to reflect the Merger; and (iii) release certain collateral held by Agent on behalf of NML and AIG under the Pledge Agreement; and

                  WHEREAS, NML and AIG are willing to amend the Loan Documents subject to the terms and conditions of this Amendment.

                  NOW, THEREFORE, in consideration of the mutual premises herein contained and other valuable consideration, the parties hereto agree to amend the Loan Documents as follows:

                  1. Assumption Agreement. Effective upon the effective date of the Merger, EMC shall, by operation of law, assume all of the obligations of Holdings under the Loan Documents. EMC hereby expressly confirms its assumption of the obligations of Holdings under the Loan Documents, and hereby expressly agrees to be bound by each and every term, condition, representation, warranty and covenant contained in the Loan Documents.

                  2. Amendment to Loan Documents. The name "EMC Holdings, Inc." is hereby deleted from each of the Loan Documents and the name "Education Management Corporation" is inserted in lieu thereof wherever it appears; provided, however, that, for
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purposes of Sections 3, 4 and 5 of the Agreement, the term "Company" shall continue to mean Holdings.

                  3. Partial Release. NML and AIG hereby release and discharge from the lien and security interest of the Pledge Agreement and from the pledge to NML and AIG, as collateral security for the Secured Indebtedness (as defined in the Pledge Agreement), the 630,426 shares of Common Stock, no par value, of EMC representing the Pledged Stock held by the Agent on behalf of NML and AIG pursuant to the Pledge Agreement. The Pledge Agreement is, and each party's rights and obligations thereunder are, hereby terminated.

                  4. Miscellaneous.

                           (a) Except as expressly amended by this Amendment,
                  the Agreement and each other Loan Document (other than the Pledge Agreement), and each and every representation, warranty, covenant, term and condition contained therein, are specifically ratified and confirmed.

                           (b) Except for proper nouns and as otherwise defined
                  herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                           (c) This Amendment shall be governed by and construed
                  in accordance with the laws of the State of New York.

                           (d) This Amendment may be executed in as many
                  identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Amendment shall become binding when Holdings and/or EMC has delivered the items required pursuant to paragraph 4(e) below and when Holdings, EMC, NML and AIG have executed and delivered at least one counterpart. All counterparts shall constitute one and the same instrument.

                           (e) As a condition to the amendment of the Loan
                  Documents pursuant to this Amendment, Holdings and/or EMC shall provide to NML and AIG, contemporaneously with the execution hereof, the following:

                                    (i) A certified copy of the corporate action
                           of Holdings and EMC authorizing the Merger and execution of and performance under this Amendment by EMC;

                                    (ii) A certified copy of the Articles of
                           Merger as filed with the Secretary of State of the Commonwealth of Pennsylvania;
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                                    (iii) A signed favorable opinion of Eckert
                           Seamans Cherin & Mellott, counsel to Holdings and EMC, to the effect that this Amendment is a legal, valid and binding obligation of EMC, and that the Merger does not adversely affect the enforceability or availability of any remedy of the Loan Documents; and

                                    (iv) An Amended and Restated Warrant issued
                           to each of NML and AIG, which (x) shall be substantially identical to the Warrants, except to reflect that the Amended and Restated Warrants are for the purchase of common stock of EMC rather than Holdings, and (y) shall be delivered to NML and AIG upon their delivery to EMC of the original Warrants, which shall be cancelled.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be duly executed as of the date and year first above written.

                                        EMC HOLDINGS, INC.


                                        By:
                                            --------------------------------
                                        Title:
                                               -----------------------------


                                        EDUCATION MANAGEMENT CORPORATION


                                        By:
                                            --------------------------------
                                        Title:
                                               -----------------------------


                                        THE NORTHWESTERN MUTUAL LIFE
                                        INSURANCE COMPANY


                                        By:
                                            --------------------------------
                                        Title:
                                               -----------------------------


                                        NATIONAL UNION FIRE INSURANCE
                                        COMPANY OF PITTSBURGH, PA


                                        By:
                                            --------------------------------
                                        Title:
                                               -----------------------------